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                                         EXHIBIT (10)(p)










                 NEW ENGLAND ELECTRIC COMPANIES'

                  INCENTIVE COMPENSATION PLAN I
















                                   Adopted - August 24, 1977
                                   Amended - December 5, 1978
                                   Amended - May 17, 1982
                                   Amended - July 31, 1984
                                   Amended - July 30, 1985
                                   Amended - February 9, 1987
                                   Amended - May 23, 1990
                                   Amended - December 1, 1991
                                   Amended - January 1, 1992
                                   Amended - January 1, 1994
                                   Amended - February 21, 1994
                                   Amended - January 1, 1995
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              TABLE OF CONTENTS
                                  -----------------

                                          Page
                                                   ----

          I.             PURPOSE . . . . . .1

          II.            DEFINITIONS . . . .1

                         2.01 Base Compensation1
                         2.02 Beneficial Owner1
                         2.03 Board. . . . .1
                         2.04 Category A Participant1
                         2.05 Category B Participant2
                         2.06 Change in Control2
                         2.07 Committee. . .4
                         2.08 Continuing Directors5
                         2.09 Corporate Targets5
                         2.10 Fund . . . . .5
                         2.11 Incentive Compensation5
                         2.12 Low Return Target5
                         2.13 A Major Transaction6
                         2.14 Management Committee7
                         2.15 New England Electric System7
                         2.16 Participant. .7
                         2.17 Person . . . .8
                         2.18 Plan Year. . .8
                         2.19 Senior Incentive Compensation Plan8

          III.           ADMINISTRATION. . .8

                         3.01 Administration and Interpretation.8
                         3.02 Amendment and Termination.8
                         3.03 Salary Approvals.9
                         3.04 No Segregation of Assets; No Assignment.9
                         3.05 Accounting.. 10

          IV.            PARTICIPATION . . 10

                         4.01 Selection. . 10
                         4.02 Notification.10
                         4.03 Goals. . . . 10

          V.             PARTICIPANTS' COMPENSATION10

                         5.01 Base Compensation and Incentive Compensation.10

          VI.            BASE COMPENSATION 11

                         6.01 Determination.11

VII.   INCENTIVE COMPENSATION. . . . . . . 11

                         7.01 Incentive Compensation Amounts.11
                         7.02 Criteria for Determining Incentive
                                   Compensation.12
                         7.03 Notification of Award.12
                         7.04 Cooperation of Others.12

          VIII.          INCENTIVE COMPENSATION FUND13

                         8.01 Calculation. 13
                         8.02 Scaling. . . 13
                         8.03 Minimum Performance Requirement.14

          IX.            PAYMENT UPON CHANGE OF CONTROL14

                         9.01 Change in Control.14

          X.             GENERAL PROVISIONS15

                         10.01     Other Benefit Plans.15
                         10.02     Termination of Participation;
                                   Interplan Transfer.15
                         10.03     Future Employment.16
                         10.04     Headings.16
                         10.05     Gender and Number.16
                         10.06     Governing Law.16
                         10.07     Effective Date.16

          SIGNATURES . . . . . . . . . . . 16

       NEW ENGLAND ELECTRIC COMPANIES'
          INCENTIVE COMPENSATION PLAN I

          I.   PURPOSE

               The purpose of the Incentive Compensation Plan I (the Plan) is to achieve and maintain a high level of corporate performance by making it possible for those selected executives whose efforts and responsibilities have direct and major influence on corporate earnings to earn significant compensation rewards in proportion to (i) measured corporate performance and (ii) the individual executive's contribution.

          II.  DEFINITIONS

               2.01 Base Compensation means the compensation referred to in Section 6.01 and includes all salary, whether received or deferred.

               2.02 Beneficial Owner shall have the meaning defined in Rule 13d-3 under the Exchange Act.

               2.03 Board means the Board of Directors of New England Electric System.

     2.04 Category A Participant means those Participants so designated by the Committee.

               2.05 Category B Participant means all Participants not designated Category A Participants.

               2.06 Change in Control occurs when:

               (a)  Through March 15, 1995,
                    (i) any person, firm, corporation, organization, or association of persons or organizations acting in concert (excluding any qualified employee benefit plan of the System) acquires more than 20% of the outstanding Shares, whether in whole or in part, by means of an offer made publicly to the holders of all or substantially all of the outstanding Shares to acquire Shares for cash, other property, or a combination thereof or by any other means, unless the transaction is consented to by vote of a majority of the Continuing Directors;

          (ii) New England Electric System transfers all or a substantial part of its assets to another person, firm, corporation, organization, or association of persons or organizations acting in concert

               (excluding a subsidiary controlled by New England
               Electric System itself), unless the transaction is consented to by vote of a majority of the Continuing Directors;

        (iii) New England Electric System consolidates or merges with or into any person, firm, corporation, organization, or association of persons or organizations, unless the transaction is consented to by vote of a majority of the Continuing
              Directors; or

        (iv) during any period of 24 consecutive months, individuals who at the beginning of such 24-month period were directors of New England Electric System shall cease to constitute a majority of the Board, unless (a) the remaining directors who were directors at the beginning of such period and (b) any other directors whose election was approved in advance by directors representing a majority of the directors then in office who were directors at the beginning of such period constitute a majority of the Board; and
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     (b)      After January 1, 1995, the conditions set forth in
              either of the following paragraphs shall have been
              satisfied:
              (i) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of New England Electric System (not including in the securities beneficially owned by such Person any securities acquired directly from New England Electric System or its affiliates) representing 20% or more of the combined voting power of New England Electric System's then outstanding securities; or
              (ii) during any period of not more than two
                   consecutive years after January 1, 1995,
                   individuals who at the beginning of such
                   period constitute the Board and any new
                   director (other than a director designated by a Person who has entered into an agreement with New England Electric System to effect a transaction described in clause (i) of this paragraph) whose election by the Board or nomination for election by New England Electric System's shareholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who
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                   either were directors at the beginning of the
                   period or whose election or nomination for election was previously so approved or recommended, cease for any reason to constitute a majority of the Board.

     2.07 Committee means the Compensation Committee of the Board.

     2.08 Continuing Directors means, as of the date of determination, any director who was a member of the Board on January 1, 1990, or who was recommended for his initial term of office by a majority of the Continuing Directors in office at the time of such recommendation, but excludes any director who, together with his affiliates, is the beneficial owner of 20% or more of the outstanding Shares (excluding securities beneficially owned by reason of being a trustee of any employee benefit plan of the System).

     2.09 Corporate Targets means the same return on common equity targets and cents per kilowatthour targets found in
Article IV of the Senior Incentive Compensation Plan for the Plan
Year.

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     2.10     Fund means the fund established each year as
provided in Section 8.01.

     2.11 Incentive Compensation means the award made from the Fund to each Participant in accordance with Section 7.01.

     2.12 Low Return Target means the same low equity return target provided in the Senior Incentive Compensation Plan for the Plan Year.


     2.13 A Major Transaction shall be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:
     (a) the shareholders of New England Electric System approve a merger or consolidation with any corporation or business trust, other than (i) a merger or consolidation which would result in the individuals who prior to such merger or consolidation constitute the Board constituting at least two-thirds of the board of directors of New England Electric System or the surviving or succeeding entity immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization (or similar trasaction) in which no Person acquires more than 20% of the combined voting power of New England Electric System's then outstanding securities;
     (b) the shareholders of New England Electric System approve a plan of complete liquidation thereof; or
     (c) the shareholder of New England Electric System approve an agreement for the sale or disposition of all or substantially all of New England Electric System's assets, other than a sale or disposition which would result in the individuals who prior to such sale or disposition constitute the Board constituting at least two-thirds of the board of directors of the Person purchasing such assets immediately after such sale or disposition.

     2.14     Management Committee means the Chief Executive
Officer of New England Electric System and one or more other New
England Electric System officers as appointed by the Committee.

     2.15 New England Electric System means the trustee or trustees for the time being (as trustee or trustees but not personally) under an agreement and declaration of trust dated January 2, 1926, as amended, which is hereby referred to, and a copy of which as amended has been filed with the Secretary of The

Commonwealth of Massachusetts. Any agreement, obligation, or liability made, entered into or incurred by or on behalf of New England Electric System binds only its trust estate, and no shareholder, director, trustee, officer, or agent thereof assumes or shall be held to any liability therefor.

     2.16 Participant means an individual who has been selected, in accordance with Section 4.01, or an equivalent prior provision, to be a participant in the Plan.


     2.17 Person shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (i) New England Electric System or any subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of New England Electric System or any subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of New England Electric System in substantially the same proportions as their ownership of shares of New England Electric System.

     2.18     Plan Year means a calendar year.
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     2.19     Senior Incentive Compensation Plan means New
England Electric Companies' Senior Incentive Compensation Plan, as amended from time to time.

III. ADMINISTRATION

     3.01 Administration and Interpretation. The Plan shall be administered by the Committee, and interpretations of the Plan by the Committee shall be final and binding on all parties.

     3.02 Amendment and Termination. The Committee may amend or terminate the Plan at any time; provided, however, that no such action shall affect any right or obligation with respect to any award of Incentive Compensation previously granted; and provided, further, the provisions of Article IX and Sections 2.06 and 2.08 may not be amended without the written consent of any Participant affected.

     3.03 Salary Approvals. The Committee will approve all salary changes for individual Participants. Where required, such changes must also receive the approval of the board of directors of a subsidiary company.

     3.04 No Segregation of Assets; No Assignment. New England Electric System is not required to set aside or segregate
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any assets of any kind to meet obligations under this Plan.  A
Participant has no rights under this Plan to any specific assets of New England Electric System. A Participant may not commute, sell, assign, transfer, or otherwise convey the right to receive any payments under this Plan, which payments and the right thereto shall be, to the fullest extent permitted by law, nonassignable and nontransferable, whether voluntarily or involuntarily.

     3.05     Accounting.  The Manager of Internal Audits and the
Controller will be responsible to the Committee for accounting matters directly affecting the Plan.

IV.  PARTICIPATION

     4.01 Selection. It is anticipated (but not binding) that the Committee shall select, by December 1 of each year, the Participants for the following year.

     4.02 Notification. The Management Committee shall notify those Participants who have been included in the Plan for the following year and those who have been dropped from the Plan.

     4.03 Goals. Individual goals for each Participant will be made each Plan Year. Participants will be advised of the goals prior to the Plan Year for which they apply.

V.   PARTICIPANTS' COMPENSATION

     5.01 Base Compensation and Incentive Compensation. The compensation for each Participant will consist of two parts:
Base Compensation and Incentive Compensation.

VI.  BASE COMPENSATION
     6.01 Determination. A Participant's performance will be evaluated and his/her compensation, including any merit or promotional increase, will be set in accordance with the New
England Electric Salary Management Program.  A Participant's Base
Compensation may be set anywhere within the salary range.

VII. INCENTIVE COMPENSATION

     7.01 Incentive Compensation Amounts. When the books are closed at the end of a Plan Year and the amount of the Fund for that year is determined in accordance with Article VIII, the Management Committee will make recommendations to the Committee for amounts of money from the Fund to be awarded to each Participant. The Committee will act on the recommendations and the money will be distributed to the Participants based upon the Committee's determination by the end of March following the Plan Year.

     7.02 Criteria for Determining Incentive Compensation. Each Participant's award shall be governed, first, by the degree of success achieved by the Participant in reaching his/her individual goals established prior to the Plan Year. The money remaining in the Fund will be allocated among all the Participants based upon their total individual performances during the Plan Year.

     7.03 Notification of Award. The Management Committee shall be responsible for seeing that each Participant is told the basis for the amount of his/her Incentive Compensation.

     7.04 Cooperation of Others. To achieve any of the established goals will require the close cooperation of all the Participants. If the Committee feel in any instance that lack of such cooperation by others is making it difficult for a Participant to achieve his/her individual goals, the dollars not paid to this Participant will not be distributed to the other members of the Plan. Otherwise, all money in the Fund will be distributed.

VIII.   INCENTIVE COMPENSATION FUND

     8.01 Calculation. The Fund for the Plan will be based on the sum of the percentages for the Corporate Targets reached multiplied by the sum of all Participants' Base Compensation, namely:

Return on
Common Equity - Target A        17.5%

Return on
Common Equity - Target B        8%

Return on
Common Equity - Target C        17.5%

Return on
Common Equity - Target D        8%

Cents Per
Kilowatthour - Target A         10%

Cents Per
Kilowatthour - Target B         5%



       8.02 Scaling. Results will be scaled using straight line interpolation between the Return on Common Equity Targets A and B and between Return on Common Equity Targets C and D. In determining whether the Return on Common Equity Targets are met, the Committee may enhance or curtail the actual return on equity in response to extraordinary events or other factors relevant to performance of New England Electric System companies.

       8.03 Minimum Performance Requirement. If the Low Return Target is not achieved, there will be no Incentive Compensation for the Plan Year.

IX.    PAYMENT UPON CHANGE OF CONTROL

       9.01 Change in Control. In the event of a Change in Control or Major Transaction, each Participant will receive, within 30 days, a cash payment equal to the average of the bonus percentages for this Plan for the last three years prior to the Change in Control or Major Transaction times the Participant's annualized Base Compensation. If the Change in Control or Major Transaction occurs prior to the determination and payment of the Incentive Compensation for the prior Plan Year, the Participant will also receive within 30 days a cash payment equal to said percentage times the Participant's Base Compensation received in the prior Plan Year; provided, however, if it is determined that the Fund percentage calculated in accordance with Sections 8.01 and 8.02 for said prior Plan Year would have been greater, such higher percentage will be used. No further benefits will be payable from this Plan.

X.     GENERAL PROVISIONS

       10.01 Other Benefit Plans. A Participant's Incentive Compensation will not be used in determining the Participant's benefits under any group insurance plan or any incentive program other than New England Electric Companies' Incentive Share Plan.

       10.02 Termination of Participation; Interplan Transfer. If, for any reason, a Participant should cease to be actively employed by a subsidiary of New England Electric System prior to July 1 of a Plan Year, that person will not be deemed a Participant for that year unless the Management Committee determines there are extraordinary circumstances which justify inclusion. A Participant who ceases to be so actively employed during the last six months of a Plan Year will be deemed a Participant for that year on a proportional basis. The Management Committee will also determine the extent, if any, of participation by the person replacing a Participant. If a Participant becomes a participant in another incentive compensation plan during the Plan Year, the Participant will be deemed to be a Participant for that year on a proportional basis in each of the Plans, respectively.

       10.03 Future Employment. Neither the Plan nor the making of awards hereunder shall be construed to create any obligation to continue the Plan or to give any present or future employee any right to continued employment.

       10.04 Headings. The headings of articles and sections of the Plan are for convenience of reference only.

       10.05 Gender and Number. Unless the context requires otherwise, the singular shall include the plural; the masculine gender shall include the feminine; and such words as "herein", "hereinafter", "hereof", and "hereunder" shall refer to this instrument as a whole and not merely to the subdivisions in which such words appear.

       10.06 Governing Law. Except as otherwise required by law, the Plan and all matters arising thereunder shall be governed by the laws of The Commonwealth of Massachusetts.

       10.07   Effective Date.  This Amendment shall be effective
January 1, 1995.


                   ______________________________________________
                        Pursuant to Vote dated November 22, 1994, of the Compensation Committee